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                                                              Exhibit 5.1


                                                              February 12, 1999


R.A.B. Holdings, Inc.
R.A.B. Enterprises, Inc.
444 Madison Avenue, Suite 601
New York, New York 10022

Gentlemen:

         We have acted as counsel to R.A.B. Holdings, Inc., a Delaware corporation ("Holdings"), R.A.B. Enterprises, Inc., a Delaware corporation ("Enterprises"), Millbrook Distribution Services Inc., a Delaware corporation ("Millbrook"), and The B. Manischewitz Company, LLC, a Delaware limited liability company ("Manischewitz", and together with Millbrook, the "Guarantors") in connection with the Registration Statement on Form S-4, file no. 333-66221 (together with all amendments thereto, the "Registration Statement"), filed by Holdings, Enterprises and the Guarantors with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the proposed exchange offers (the "Exchange Offers") of: (a) $48,000,000 aggregate principal amount of issued and outstanding 13% senior notes due 2008 of Holdings (the "Old Holdings Notes") for the same aggregate principal amount of new 13% senior notes due 2008 of Holdings (the "New Holdings Notes") and (b) $120,000,000 aggregate principal amount of issued and outstanding 10 1/2% senior notes due 2005 of Enterprises (the "Old Enterprises Notes") for the same aggregate principal amount of new 10 1/2% senior notes due 2005 of Enterprises (the "New Enterprises Notes"), together with the guarantees of the New Enterprises Notes by the Guarantors, each as described in the Registration Statement.

         We have examined originals or copies of: (a) the indenture dated as of May 1, 1998 (the "Holdings Notes Indenture") among Holdings and The Chase Manhattan Bank, as successor trustee to PNC Bank, National Association (the "Trustee"), (b) the indenture dated as of May 1, 1998 (the "Enterprises Notes Indenture") among Enterprises, Millbrook, Manischewitz and the Trustee, (c) the form of the New Holdings Notes included as Exhibit B to Exhibit 4.1 to the Registration Statement, (d) the form of the New Enterprises Notes included as Exhibit A to Exhibit 4.1 to the Registration Statement, (e) the purchase agreement, dated as of April 28, 1998, among Holdings, Enterprises, Millbrook and Chase Securities, Inc. attached as exhibit 4.9 to the Registration Statement, relating to the sale and issuance of the New Notes, and (f) the


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R.A.B. Holdings, Inc.
R.A.B Enterprises, Inc.
February 12, 1999
Page 2

Registration Statement. We have also examined: (i) the certificates of incorporation of Holdings and Enterprises and all amendments thereto (filed as exhibits 3.1, 3.2, 3.4 and 3.5 to the to the Registration Statement), (ii) the by-laws of Holdings and Enterprises (filed as exhibits 3.3 and 3.6 to the Registration Statement), (iii) records of proceedings of the Board of Directors of Holdings and Enterprises during or by which resolutions were adopted relating to matters covered by this opinion and (iv) originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records, agreements and certificates of officers or representatives of Holdings, Enterprises and each of the Guarantors as we have deemed necessary or appropriate as a basis for this opinion. In addition, we have made such other investigations of applicable laws (subject to the limitations contained in this opinion) as we deemed necessary to enable us to render this opinion.

         In conducting our examination, we assumed the genuineness of all signatures, the legal capacity of all individual signatories, the accuracy of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. In addition, we have assumed the accuracy of and, without independent investigation, have relied upon the representations, warranties and other information contained in the items we examined. We have not reviewed any instrument, document or other item or conducted any independent investigation of any matter except as otherwise expressly noted herein.

         In rendering the opinion set forth below, we have assumed that the New Enterprises Notes and the New Holdings Notes will be issued in the forms attached as Exhibits A and B, respectively, to Exhibit 4.1 to the Registration Statement.

         We are admitted to practice only in the state of New York, and we express no opinion as to the law of any foreign or domestic jurisdiction other than the laws of the state of New York and the United States of America.

         Based upon and subject to the foregoing, and subject to the qualifications herein, we are of the opinion that:

                  1. Assuming the Holdings Notes Indenture has been duly authorized, executed and delivered by the parties thereto and assuming that the issuance of the New Holdings Notes upon consummation of the Exchange Offers has been duly authorized by Holdings when (i) the New Holdings Notes have been duly executed by Holdings and authenticated by the Trustee in accordance with the terms of the Holdings Notes Indenture and (ii) the New Holdings Notes have been duly delivered against the receipt of the Old Holdings Notes surrendered in exchange therefor, the New Holdings Notes will constitute the valid and binding obligations of Holdings, enforceable against it in accordance with their terms, subject to applicable bankruptcy,


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R.A.B. Holdings, Inc.
R.A.B Enterprises, Inc.
February 12, 1999
Page 3

insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and, as to enforceability, subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and subject to the qualification that we express no opinion as to the effect on the New Holdings Notes of the laws of any jurisdiction other than the state of New York, including laws which may limit the rates of interest that may be legally contracted for, charged or collected.

                  2. Assuming the Enterprises Notes Indenture has been duly authorized, executed and delivered by the parties thereto and assuming that the issuance of the New Enterprises Notes upon consummation of the Exchange Offers has been duly authorized by Enterprises when (i) the New Enterprises Notes have been duly executed by Enterprises and authenticated by the Trustee in accordance with the terms of the Enterprises Notes Indenture and (ii) the New Enterprises Notes have been duly delivered against the receipt of the Old Enterprises Notes surrendered in exchange therefor, the New Enterprises Notes will constitute the valid and binding obligations of Enterprises, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and, as to enforceability, subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and subject to the qualification that we express no opinion as to the effect on the New Enterprises Notes of the laws of any jurisdiction other than the state of New York, including laws which may limit the rates of interest that may be legally contracted for, charged or collected.

                  3. Assuming the Enterprises Notes Indenture has been duly authorized, executed and delivered by the parties thereto and assuming that the Guarantees upon consummation of the Exchange Offers each have been duly authorized by the Guarantors when (i) the New Enterprises Notes have been duly executed by Enterprises and authenticated by the Trustee in accordance with the terms of the Enterprises Notes Indenture and (ii) the New Enterprises Notes have been duly delivered against the receipt of the Old Enterprises Notes surrendered in exchange therefor, the Guarantees will constitute the valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and, as to enforceability, subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and subject to the qualification that we express no opinion as to the effect on the Guarantees of the laws of any jurisdiction other than the state of New York,


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R.A.B. Holdings, Inc.
R.A.B Enterprises, Inc.
February 12, 1999
Page 4

including laws which may limit the rates of interest that may be legally contracted for, charged or collected.

         We hereby consent to the use of our name in the Registration Statement and in the prospectus contained therein under the caption "Legal Matters," and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations of the Commission promulgated thereunder. Except as provided above, no part of this opinion may be incorporated, quoted or otherwise referred to in any other document or communication filed with or otherwise furnished to any governmental authority or other person without our prior written consent.

                                        Very truly yours,



                                        /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP